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                                                                  Exhibit 23.1



                         Consent of Independent Auditors


We hereby consent to the use in this Amendment No. 6 of Registration of Securities by a Small-Business Issuer (Form SB-2) of our report dated February 19, 2003 on the financial statements of MAC Worldwide, Inc. and Subsidiary at December 31, 2002 and for each of the two years ended December 31, 2002 which appears in such Form SB-2. We also consent to the reference to us under the headings "Experts" in Such Form SB-2.


/s/ Rogoff & Company, P.C.

New York, New York
February 2, 2004